                              AMENDED AND RESTATED
                      INTERNAP NETWORK SERVICES CORPORATION
                   1999 STOCK INCENTIVE PLAN FOR NON-OFFICERS


(Originally adopted on June 28, 1999 as the CO SPACE Stock Incentive Plan, amended on December 22, 1999, January 11, 2000, and March 30, 2000 and assumed by InterNap Network Services Corporation in connection with the Merger Agreement dated May 26, 2000. Amended and Restated as the InterNAP Network Services Corporation 1999 STOCK INCENTIVE PLAN FOR NON-OFFICERS on September 20, 2000)

     1. PURPOSE. This 1999 Stock Incentive Plan For Non-Officers (the "Plan") is intended to provide incentives: (a) to non-officer employees and consultants of InterNAP Network Services Corporation, a Delaware corporation (the "Company"), and any present or future parent or subsidiaries of the Company (collectively, "Related Corporations") by providing them with opportunities to purchase stock in the Company pursuant to Non-Qualified Stock Options ("NSOs") that do not qualify as Incentive Stock Options under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and
(b) to non-officer employees and consultants of the Company and Related Corporations by providing them with opportunities to receive awards of stock in the Company whether such stock awards are in the form of bonus shares, deferred stock awards, or of performance share awards (the "Awards"), and (c) to non-officer employees and consultants of the Company and Related Corporations by providing them with opportunities to make direct purchases of restricted stock in the Company ("Restricted Stock Purchases"). Non-Qualified Options are referred to hereafter as "Option." Options, Awards and authorizations to make Restricted Stock Purchases are referred to hereafter individually as a "Stock Right" and collectively as "Stock Rights." Documents evidencing the award of Stock Rights may be referred to collectively as "Stock Rights Agreements." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation", respectively, as those terms are defined in Section 424 of the Code.

     2.  ADMINISTRATION OF THE PLAN.

         A. BOARD OR COMMITTEE ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board may appoint a Compensation Committee or a Stock Incentive Plan Committee (as the case may be, the "Committee") of two (2) or more of its members to administer the Plan and to grant Stock Rights hereunder, provided such Committee is delegated such powers in accordance with state law. (All references in this Plan to the "Committee" shall mean the Board if no such Compensation Committee or Stock Incentive Plan Committee has been so appointed).

         B. AUTHORITY OF BOARD OR COMMITTEE. Subject to the terms of the Plan, the Committee shall have the authority to: (i) determine the employees of the Company and Related Corporations to whom Options may be granted; (ii) determine the time or times at which Options or Awards may be granted or Restricted Stock Purchases made; (iii) determine the exercise price of shares subject to each Option, which price shall not be less than the minimum price specified in paragraph 6, and the purchase price of shares subject to each Restricted Stock Purchase or Award; (iv) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (v) determine whether restrictions such as


                                      1.

repurchase options are to be imposed on shares subject to Options, Awards and Restricted Stock Purchases and the nature of such restrictions, if any; (vi) impose such other terms and conditions with respect to capital stock issued pursuant to Stock Rights not inconsistent with the terms of this Plan as it deems necessary or desirable; and (vii) interpret the Plan and prescribe and rescind rules and regulations relating to it.

     The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

         C. DELEGATION OF AUTHORITY TO GRANT AWARDS TO OFFICER. Without limiting the foregoing, the Board, in its discretion, may also delegate to a single officer of the Company who is a member of the Board (to the extent consistent with state law) all or part of the Board's or Committee's authority and duties with respect to the granting of Stock Rights to individuals. Such officer (the "Delegated Officer") shall act as a one member committee of the Board, and shall in any event be subject to the same limitations as are applicable to the Committee. References to the Committee in this Plan shall also include the Delegated Officer, but only to the extent consistent with the authorities and duties delegated to the Delegated Officer by the Board. The Board may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Delegated Officer that were consistent with the terms of the Plan.

         D. COMMITTEE ACTIONS. The Committee may select one of its members as its chairman and shall hold meetings at such time and places as it may determine. Acts by a majority of the Committee, acting at a meeting (whether held in person or by teleconference), or acts reduced to or approved in writing by all of the members of the Committee, shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan, subject to compliance with paragraph 2A.

     3. ELIGIBLE EMPLOYEES AND OTHERS. Stock Rights may be granted to any employee, consultant or advisor of the Company or any Related Corporation. However, notwithstanding any other provision herein to the contrary, no person shall be eligible for a Stock Right under the Plan (i) who holds a position of vice president or higher of the Company or Related Corporations,
(ii) who would be considered an "officer" or " director" within the meaning of those terms under Rule 4460(i)(1)(A) of the National Association of Securities Dealers Manual (or such amended or successor rule), (iii) who would be considered a person subject to Section 16b of the Exchange Act of 1934, as amended (and regulations promulgated thereunder), or (iv) whose eligibility would require approval of the Plan by the stockholders of the Company under any law or regulation or the rules of any stock exchange or market system upon which the Common Stock may then be listed. If not inconsistent with any such law, regulation or rule, a Stock Right may be granted to a person, not previously employed by the Company or a Related Corporation, as an inducement essential to entering into an employment contract with the Company or a Related Corporation.


                                      2.

     The Committee may take into consideration a recipient's individual circumstances in determining whether to grant a Stock Right. Granting a Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from, participation in any other grant of Stock Rights.

     4. STOCK. The stock subject to Stock Rights shall be the common stock of the Company (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 1,346,840, subject to adjustment as provided in paragraph 13.

     5. GRANTING OF STOCK RIGHTS. Stock Rights may be granted under the Plan at any time after June 29, 1999 and prior to June 28, 2009. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right or such date that is specified in the instrument or agreement evidencing such Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant.

     6.  MINIMUM OPTION PRICE.

         A. PRICE FOR INCENTIVE STOCK OPTIONS. Incentive Stock Options shall not be granted under this Plan.

         B. DETERMINATION OF FAIR MARKET VALUE. "Fair Market Value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not then traded on a national securities exchange and is not reported on the NASDAQ National Market List.

     7. OPTION DURATION. Subject to earlier termination as provided in paragraphs 9, 10, and 13, each Option shall expire on the date specified by or shall have such duration as may be specified by the Committee and set forth in the original stock option agreement granting such Option, but not more than ten years from the date of grant. Options shall expire on the date specified in the agreement granting such Options, subject to extension as determined by the Committee.

     8. EXERCISE OF OPTION. Subject to the provisions of paragraphs 9 through 13, each Option granted under the Plan shall be exercisable as follows:

         A. VESTING. Unless otherwise specified by the Committee, Options granted to employees shall vest in accordance with the following schedule:
(a) as to 25% of the shares subject to the Option, on the first anniversary of the date of grant of the Option; and (b) as to the remaining 75% of the shares subject to the Option, in 36 equal monthly installments (such monthly vesting dates shall commence one months following such first annual anniversary on


                                      3.

the exact day of the month as the date of such first annual anniversary, and continue at one month intervals thereafter, except with respect to any month that does not have such date, in which case the date in such month shall be the last day of such month). The Committee may also specify such other conditions precedent as it deems appropriate to the exercise of an Option.

         B. FULL VESTING OF INSTALLMENTS. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

         C. PARTIAL EXERCISE. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable, provided that the Committee may specify a certain minimum number or percentage of the shares issuable upon exercise of any Option that must be purchased upon any exercise.

         D. ACCELERATION OF VESTING. The Committee shall have the right to accelerate the date of exercise of any installment of any Option, despite the fact that such acceleration may cause the application of Sections 280G and 4999 of the Code if a Change in Control Event, as defined below in paragraph 13C, occurs.

     9. TERMINATION OF EMPLOYMENT. Nothing in the Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

     Notwithstanding anything contained in this paragraph 9 to the contrary, the Board or Committee may establish rules in particular stock option agreements with respect to Misconduct, committed by a grantee of a Stock Right. Misconduct shall have the same meaning as the term Cause, as defined below.

     In the event that grantee's Service terminates (other than upon death or Disability or for Cause), the grantee may exercise his or her Option (to the extent that the grantee was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of
(i) the date three (3) months following the termination of the grantee's Service, or (ii) the expiration of the term of the Option as set forth in the Option. If, after termination, the grantee does not exercise his or her Option within the time specified in the Option, the Option shall terminate. In the event an grantee's Service terminates for Cause, then his or her Option shall terminate immediately upon such event.

     10. DEATH; DISABILITY.

         A. DEATH. If an optionee ceases to be employed by the Company and all Related Corporations by reason of his death, or if the employee dies within the thirty (30) day period after the employee ceases to be employed by the Company and all Related Corporations, any Option of his may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the Option by will or by the laws of descent and distribution, at any time prior to the earlier of the specified expiration date of the Option or one hundred and eighty (180) days from the date of such optionee's death.


                                      4.

         B. DISABILITY. If an optionee ceases to be employed by the Company and all Related Corporations by reason of his disability, he shall have the right to exercise any Option held by him on the date of termination of employment, to the extent of the number of shares with respect to which he could have exercised it on that date, at any time prior to the earlier of the specified expiration date of the Option or one (1) year from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in
Section 22(e)(3) of the Code or successor statute.

     11. ASSIGNABILITY. Except for Options which may be transferred for estate planning purposes to the extent provided in the instrument or agreement granting such Options, no Stock Right shall be assignable or transferable by the grantee except by will or by the laws of descent and distribution, and during the lifetime of the grantee each Stock Right shall be exercisable only by him. No Stock Right, nor the right to exercise any portion thereof, shall be subject to execution, attachment, or similar process, assignment, or any other alienation or hypothecation. Upon any attempt so to transfer, assign, pledge, hypothecate, or otherwise dispose of any Stock Right, or of any right or privilege conferred thereby, contrary to the provisions thereof or hereof or upon the levy of any attachment or similar process upon any Stock Right, right or privilege, such Stock Right and such rights and privileges shall immediately become null and void. The foregoing shall not be construed to restrict the ability to assign or transfer shares of Common Stock issued upon the exercise or award of a Stock Right to the extent that the instrument or agreement granting such Stock Right permits such assignment or transfer.

     12. TERMS AND CONDITIONS OF STOCK RIGHTS. Stock Rights shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof to the extent applicable and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan. Without limiting the foregoing, such provisions may include transfer restrictions, rights of refusal, vesting provisions, and repurchase rights with respect to shares of Common Stock issuable upon exercise of Stock Rights, and such other restrictions applicable to shares of Common Stock issuable upon exercise of Stock Rights as the Committee may deem appropriate. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

     13. ADJUSTMENTS. Upon the occurrence of any of the following events, an individual's rights with respect to Stock Rights granted to him hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Stock Right:

         A. CAPITALIZATION ADJUSTMENTS. If any change is made in the Common Stock subject to the Plan, or subject to any Stock Rights, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es)


                                       5.

and maximum number of securities subject to the Plan pursuant to subsection 4 and the outstanding Stock Rights will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Rights. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

         B. DISSOLUTION OR LIQUIDATION. In the event of a dissolution or liquidation of the Company, then all outstanding Stock Rights shall terminate immediately prior to such event.

         C. CERTAIN CHANGES IN CONTROL. In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company,
(ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (collectively, a "Change in Control" or "Corporate Transaction"), then any surviving corporation or acquiring corporation may assume or continue any Stock Rights outstanding under the Plan or may substitute similar stock awards (including an award to acquire the same consideration paid to the shareholders in the transaction described in this subsection 13C) for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation refuses to assume or continue such Stock Rights or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Rights held by participants whose Service has not terminated, the vesting of such Stock Rights (and, if applicable, the time during which such Stock Rights may be exercised) shall be accelerated in full, and the Stock Rights shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other Stock Rights outstanding under the Plan, such Stock Rights shall terminate if not exercised (if applicable) prior to such event.

         D. TERMINATION OF SERVICE FOLLOWING A CHANGE IN CONTROL. Unless otherwise specified in the applicable Stock Rights Agreement, in the event of the occurrence of a Change in Control and provided that a participant's Stock Right remains in effect following such Change in Control or is assumed, continued or substituted for any similar stock award in connection with the Change in Control, then, if such participant's Service is terminated by the Company without Cause within thirteen (13) months following the effective date of the Change in Control, all Stock Rights held by such participant (or any substituted stock awards) shall, as of the date of such termination of Service, vest in full and become fully exercisable (if applicable) to the extent not previously vested or exercisable. Such Stock Rights shall remain exercisable until they expire in accordance with their terms.

     The term "Cause" shall have such meaning as is defined in the grantee's employment or consulting agreement with the Company or a Related Corporation. If the grantee does not have an employment or consulting agreement with the Company or a Related Corporation, or if such agreement does not define the term "cause," then the term "cause" shall mean: (i) misconduct or dishonesty that materially adversely affects the Company or a Related Corporation, including without limitation (A) an act materially in conflict with the financial interests of the Company or a Related Corporation, (B) an act that could damage the reputation or customer relations of the Company or a Related Corporation, (C) an act that could subject the Company or a Related


                                      6.

Corporation to liability, (D) an act constituting sexual harassment or other violation of the civil rights of coworkers, (E) failure to obey any lawful instruction of the Board or any officer of the Company or of a Related Corporation and (F) failure to comply with, or perform any duty required under, the terms of any confidentiality, inventions or non-competition agreement the grantee may have with the Company or a Related Corporation, or
(ii) acts constituting the unauthorized disclosure of any of the trade secrets or confidential information of the Company or a Related Corporation, unfair competition with the Company or a Related Corporation or the inducement of any customer of the Company or a Related Corporation to breach any contract with the Company or a Related Corporation. The right to exercise any Option shall be suspended automatically during the pendency of any investigation by the Board or its designee, and/or any negotiations by the Board or its designee and the grantee, regarding any actual or alleged act or omission by the grantee of the type described in this section.

     The term "Service" means the performance of services for the Company or a Related Corporation by an individual. An individual shall be deemed to remain in Service for so long as such individual renders services to the Company or a Related Corporation on a periodic basis in the capacity of an employee or an independent consultant or advisor.

         E. SECURITIES ACQUISITION. In the event of an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or an Affiliate) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors, then with respect to Stock Rights held by participants whose Service has not terminated, the vesting of such Stock Rights (and, if applicable, the time during which such Stock Rights may be exercised) shall be accelerated in full. Such Stock Rights shall remain exercisable until they expire in accordance with their terms.

         F. PARACHUTE PAYMENTS. If any payment or benefit participant would receive in connection with a Change in Control from the Company or otherwise ("Payment") would (i) constitute a "parachute payment" within the meaning of
Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) but for this sentence, be subject to the excise tax imposed by
Section 4999 of the Code (the "Excise Tax"), then such Payment shall be reduced to the Reduced Amount. The "Reduced Amount" shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in paraticipant's receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting "parachute payments" is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order unless the participant elects in writing a different order (provided, however, that such election shall be subject to Company approval if made on or after the effective date of the Change of Control): reduction of cash payments; cancellation of accelerated vesting of stock awards; reduction of employee benefits. In the event


                                      7.

that acceleration of vesting of stock award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of the participant's stock awards unless the participant elects in writing a different order for cancellation.

     The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

     The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Company and participant within fifteen (15) calendar days after the date on which participant's right to a Payment arises (if requested at that time by the Company or participant) or at such other time as requested by the Company or participant. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish the Company and participant with an opinion reasonably acceptable to participant that no Excise Tax will be imposed with respect to such Payment. Any good faith determination of the accounting firm made hereunder shall be final, binding and conclusive upon the Company and participant.

         G. ISSUANCES OF SECURITIES AND NON-STOCK DIVIDENDS. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company (and, in the case of securities of the Company, such adjustments shall be made pursuant to the foregoing subparagraph A).

         H. FRACTIONAL SHARES. No fractional shares shall be issued under the Plan, and the optionee shall receive from the Company cash in lieu of such fractional shares.

         I. ADJUSTMENTS. Upon the happening of any of the foregoing events described in subparagraphs A, B or C above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the board of directors of the surviving entity shall determine the specific adjustments to be made under this paragraph 13 and its determination shall be conclusive.

     If any person or entity owning Common Stock obtained by exercise of a Stock Right made hereunder receives shares or securities or cash in connection with a corporate transaction described in this section as a result of owning such Common Stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the Common Stock


                                       8.

with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee or the Board of Directors of the surviving entity.

         J. POOLING-OF-INTERESTS ACCOUNTING. If the Company proposes to engage in a Corporate Transaction or Change in Control intended to be accounted for as a pooling-of-interests, and in the event that the provisions of this Plan or of any agreement hereunder, or any actions of the Board taken in connection with such Corporate Transaction or Change in Control, are determined by the Company's or the surviving entity's independent public accountants to cause such Change in Control or Corporate Transaction to fail to be accounted for as a pooling-of-interests, then such provisions or actions may be amended or rescinded at the election of the Committee, without the consent of any grantee, to be consistent with pooling-of-interests accounting treatment for such Corporate Transaction or Change in Control.

     14. MEANS OF EXERCISING OPTIONS. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor either
(a) in United States dollars in cash or by check, or (b) at the discretion of the Committee, by delivery of an irrevocable and unconditional undertaking, satisfactory in form and substance to the Company, by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery to the Company of a copy of irrevocable and unconditional instructions, satisfactory in form and substance to the Company, to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price, or (c) at the discretion of the Committee through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, provided, however, that such shares of Common Stock delivered must have been acquired by the holder of the Option more than six months prior to the exercise of the Option, or (d) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or (e) at the discretion of the Committee, by any combination of (a), (b) (c) and (d) above. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by his Option until the date of issuance of a stock certificate to him for the shares subject to the Option. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

     15. TERM AND AMENDMENT OF PLAN. The Plan shall expire on June 28, 2009 (except as to Options outstanding on that date). The Board may terminate or amend the Plan in any respect at any time; provided, however that Stock Rights outstanding on such date shall not be affected by the termination of the Plan.

     16. SECTION 162(m): Section 162(m) does not apply to grants of Stock Rights under this Plan.

     17. AMENDMENT OF STOCK RIGHTS. The Board or Committee may amend, modify or terminate any outstanding Stock Rights including, but not limited to, substituting therefor another Stock Right of the same or a different type, and changing the date of exercise or


                                       9.

realization, provided, that, except as otherwise provided in paragraphs 9 or 10, the grantee's consent to such action shall be required unless the Board or Committee determines that the action, taking into account any related action, would not materially and adversely affect the grantee.

     18. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of shares pursuant to Options granted and Restricted Stock Purchases authorized under the Plan shall be used for general corporate purposes.

     19. GOVERNMENTAL REGULATION. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

     20. WITHHOLDING OF ADDITIONAL INCOME TAXES. Upon the exercise of a Non-Qualified Option, the making of a Restricted Stock Purchase for less than its fair market value, the granting of an Award, or the vesting of restricted Common Stock acquired on the exercise of a Stock Right hereunder, the Company, in accordance with Section 3402(a) of the Code, may require the grantee or purchaser to pay additional withholding taxes in respect of the amount that is considered compensation includible in such person's gross income. The Committee in its discretion may condition (i) the exercise of an Option, (ii) the making of a Restricted Stock Purchase for less than its fair market value, (iii) the granting of an Award, or (iv) the vesting of restricted Common Stock acquired by exercising a Stock Right, on the grantee's payment of such additional withholding taxes.

     21. GOVERNING LAW; CONSTRUCTION. The validity and construction of the Plan and the instruments evidencing Options shall be governed by the laws of the state of Washington. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.


                                       10.